Exhibit 99.2

ASX/News Release

AVITA MEDICAL, INC. (ASX:AVH)

Cleansing Notice under section 708A(5)(e) of the Corporations Act 2001 (Cth)

Valencia, Calif., USA 1 March 2021 and Melbourne, Australia, 2 March 2021: On 1 March 2021 (United States) / 2 March 2021 (Australia), AVITA Medical, Inc. (Company) issued a total of 3,214,250 fully paid shares of common stock in the Company (New Securities) at an issue price of US$21.50 per share of common stock, the terms of which were announced to the market on 24 February 2021 (United States) / 25 February 2021 (Australia).

The New Securities will be quoted on NASDAQ, but may be converted into CHESS Depositary Interests (CDIs) in the Company quoted on ASX at any time by the relevant holder(s) (with five CDIs being equivalent to one share of common stock). The Company seeks to rely on an exemption under section 708A of the Corporations Act 2001 (Cth) (Corporations Act) with respect to the sale of any CDIs which are issued on conversion of the New Securities (in the instance that such conversion occurs).

The Company gives this notice under section 708A(5)(e) of the Corporations Act as modified by ASIC Class Order 14/827.

The New Securities were issued without disclosure to investors under Part 6D.2 of the Corporations Act.

As at the date of this notice, the Company has complied with:

•	the provisions of Chapter 2M of the Corporations Act as they apply to the Company; and

•	section 674 of the Corporations Act.

As at the date of this notice, there is no information that is ‘excluded information’ within the meaning of section 708A(7) and section 708A(8) of the Corporations Act.

Authorised for release by the General Counsel of the Company.

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ABOUT THE AVITA GROUP

The AVITA group is a regenerative medicine group of companies with a technology platform positioned to address unmet medical needs in burns, chronic wounds, and aesthetics indications. The AVITA group’s patented and proprietary collection and application technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. The medical devices work by preparing a RES® REGENERATIVE EPIDERMAL SUSPENSION, an autologous suspension comprised of the patient’s skin cells necessary to regenerate natural healthy epidermis. This autologous suspension is then sprayed onto the areas of the patient requiring treatment.

The AVITA group’s first U.S. product, the RECELL® System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is indicated for use in the treatment of acute thermal burns in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin™ Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury. Compelling data from randomized, controlled clinical trials conducted at major U.S. burn centers and real-world use in more than 8,000 patients globally, reinforce that the

AVITA Medical, Inc. Suite 220, 28159 Avenue Stanford, Valencia, California 91355 United States of America

RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings. Healthcare professionals should read the INSTRUCTIONS FOR USE - RECELL® Autologous Cell Harvesting Device (https://recellsystem.com/) for a full description of indications for use and important safety information including contraindications, warnings and precautions.

In international markets, our products are marketed under the RECELL System brand to promote skin healing in a wide range of applications including burns, chronic wounds and aesthetics. The RECELL System is TGA-registered in Australia and received CE-mark approval in Europe.

To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This announcement includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this announcement include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational and financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward- looking statement contained in this announcement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the Company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this announcement. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward- looking statements in this announcement speak only as of the date of this announcement, and we undertake no obligation to update or revise any of these statements.

FOR FURTHER INFORMATION:

U.S. Media Sam Brown, Inc. Christy Curran Phone +1-615-414-8668 christycurran@sambrown.com O.U.S. Media Rudi Michelson Phone +61 (0)3 9620 3333 Mobile +61 (0)411 402 737 rudim@monsoon.com.au	Investors Westwicke Partners Caroline Corner Phone +1-415-202-5678 caroline.corner@westwicke.com

PR 20210301A

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AVITA Medical, Inc. Suite 220, 28159 Avenue Stanford, Valencia, California 91355 United States of America

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